UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 20, 2014

OPKO Health, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33528	75-2402409
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 575-4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02. Unregistered Sales of Equity Securities.

On June 20, 2014, OPKO Health, Inc. (the “Company”) entered into an exchange agreement with a holder of the Company’s 3.00% convertible senior notes due 2033 (the “Notes”) pursuant to which such holder agreed to exchange $70.4 million in aggregate principal amount of Notes for 10,974,430 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and approximately $0.8 million in cash representing accrued interest through the date of completion of the exchange. The Company expects to complete the exchange on or around June 25, 2014. This current report on Form 8-K does not constitute an offer to exchange the Notes of the Company or other securities of the Company for Common Stock of the Company or any other securities of the Company.

The issuance of the shares of the Common Stock in exchange for the Notes are being made in reliance on the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933, as amended.

Forward-Looking Statements

The statement above with respect to the anticipated timing of the completion of the exchange is a forward-looking statement within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This forward-looking statement is subject to risks and uncertainties that may cause actual results to differ materially, including the satisfaction of customary closing conditions and logistics involved in the delivery of the securities being exchanged. Except as required by law, we do not undertake any obligation to update forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

June 20, 2014	By:	Adam Logal

Name: Adam Logal
Title: Senior Vice President-Chief Financial Officer